UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012 (April 17, 2011)

______________________________

FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

        Item 5.07.  Submission of Matters to a Vote of Securities Holders.

       First Farmers and Merchants Corporation (the “Corporation”) held its annual meeting of shareholders on April 17, 2012 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Corporation voted on the election of 15 directors to the Corporation’s Board of Directors.

                For more information about this proposal, see the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 20, 2012.

Proposal 1:  Election of Directors

The Corporation’s shareholders elected each of the 15 nominees to serve as directors of the Corporation until the 2013 annual meeting of shareholders or until his or her successor is qualified and elected.  The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Kenneth A. Abercrombie	3,132,544	38,044	-
James L. Bailey, Jr.	3,148,534	22,054	-
M. Darlene Baxter	3,146,966	23,622	-
Jonathan M. Edwards	3,169,962	626	-
Tom Napier Gordon	2,962,998	207,590	-
Dalton M. Mounger	3,169,962	626	-
Timothy E. Pettus	3,135,665	34,923	-
Dr. Joseph W. Remke, III	3,169,282	1,306	-
Patrick J. Riley	3,167,695	2,893	-
Matthew M. Scoggins, Jr.	3,168,587	2,001	-
T. Randy Stevens	3,135,607	34,981	-
W. Lacy Upchurch	3,169,070	1,518	-
Kimberly D. Vella	3,169,962	626	-
Dan C. Wheeler	3,161,895	8,693	-
Dr. David S. Williams	3,161,895	8,693	-

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

By:/s/ Patricia P. Bearden
Patricia P. Bearden
Treasurer

Date: April 23, 2012